Exhibit 32.2
CERTIFICATION

The undersigned, Ernest Rady and Robert F. Barton, the Chief Executive Officer and Chief Financial Officer, respectively, of American Assets Trust, L.P. (the “Operating Partnership”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:
(i) the Quarterly Report for the period ended September 30, 2018 of the Operating Partnership (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/ ERNEST RADY
Ernest Rady
Chairman, President and Chief Executive Officer

/s/ ROBERT F. BARTON
Robert F. Barton
EVP and Chief Financial Officer

Date: November 2, 2018